Exhibit 4.21

ENS africa

1 north wharf square

loop street foreshore cape town 8001

p o box 2293 cape town south africa 8000

docex 14 cape town

tel +2721 410 2500 fax +2721 410 2555

info@ensafrica.com ensafrica.com

ADDENDUM NO. 5 TO THE MERGER AGREEMENT

entered into between

SIBANYE GOLD LIMITED

and

GOLD ONE INTERNATIONAL LIMITED

and

NEWSHELF 1114 PROPRIETARY LIMITED

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

1

1.	PARTIES

1.1.	The Parties to this addendum are-

1.1.1.	Sibanye Gold Limited (Registration No. 2002/031431/06), a company incorporated and registered in accordance with the laws of South Africa (“Sibanye”);

1.1.2.	Gold One International Limited (ABN 35094265746), a company incorporated and registered in accordance with the laws of Australia and registered in South Africa as an external company (as defined in the South African Companies Act), under Registration No. 2009/000032/10 (“Gold One International”); and

1.1.3.	Newshelf 1114 Proprietary Limited (Registration No. 2010/018841/07), a company incorporated and registered in accordance with the laws of South Africa (“Newshelf 1114”),

(all of the above parties are collectively referred to herein as the “Parties”).

2.	ADDENDUM NO. 5

2.1.	It is recorded and agreed that this is Addendum No. 5 to the written merger agreement entered into between the Parties on 16 August 2013 (the “Agreement”), whereby the Agreement is amended in the respects set out in clause 3 below, with effect from the date on which the Party last signing this Addendum No. 5 signs it (“Addendum No. 5 Signature Date”).

2.2.	Each capitalised term used but not otherwise defined in this Addendum No. 4 shall have the meaning ascribed thereto in the Agreement.

3.	AMENDMENTS TO THE AGREEMENT BY THIS ADDENDUM NO. 5

3.1.	The Agreement is hereby amended, with effect from the Addendum No. 5 Signature Date, in the respects set out in clause Error! Reference source not found. below.

3.2.	As regards the delivery by Gold One International to Sibanye of the Newshelf 1114 Equity:

3.2.1.	Clauses 10.1.1.1 to 10.1.1.3 of the Agreement require of Gold One International to deliver to Sibanye on the Delivery Date, the share certificate(s), share transfer form(s) and written cession(s) in respect of the Newshelf 1114 Equity.

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

3.2.2.	Clause 11.1 of the Agreement further provides that on delivery of the Newshelf 1114 Equity by Gold One International to Sibanye on the Delivery Date, Sibanye shall become the unconditional owner of the Newshelf 1114 Equity and be entitled to all benefits and subject to all risks attaching to the Newshelf 1114 Equity.

3.2.3.	At clause 15.4 of the Agreement Gold One International and Newshelf 1114 warrant to Sibanye, amongst other things, that:

3.2.3.1.	at the Delivery Date, Gold One International is the lawful owner of the Newshelf 1114 Equity transferred by Gold One International to Sibanye in terms of the Agreement;

3.2.3.2.	at the Delivery Date, Gold One International has the full legal right to transfer and deliver the Newshelf 1114 Equity to Sibanye;

3.2.3.3.	subject to the provisions of clause 5 of the Agreement, Gold One International has no knowledge why it will not be able to lawfully transfer and deliver to Sibanye on the Delivery Date the Newshelf 1114 Equity sold by it to Sibanye in terms of the Agreement; and

3.2.3.4.	at the Delivery Date no person other than Sibanye will have any right to acquire the Newshelf 1114 Equity.

3.2.4.	The Disclosure Schedule notes as an exception to the warranties listed in clauses 3.2.3.1 to 3.2.3.4 above, the Cession and Pledge in Security Agreement entered into between Newshelf 1114, Micawber 843 (Pty) Ltd (RF) and Investec Bank Limited on or about 26 August 2011. This security however relates only to the cession and pledge by Newshelf 1114 of its entire shareholding in and claims against Rand Uranium and does not relate to the Newshelf 1114 Equity.

3.2.5.	The Newshelf 1114 Equity is currently encumbered pursuant to the provisions of the Cession and Pledge in Security Agreement entered into between Gold One International, Micawber 843 (RF) Proprietary Limited and Investec Bank Limited on or about 26 August 2011, as amended by the First Addendum thereto on or about 30 January 2012 and the Second Addendum thereto on or about 30 March 2012 (the “Cession and Pledge in Security”).

3.2.6.	On account of the Cession and Pledge in Security and notwithstanding the undertakings by Gold One International in the Merger Agreement, Gold One International will not be in a position to deliver to Sibanye on the Delivery Date:

3.2.6.1.	the documents of title in respect of the Newshelf 1114 Equity as described in clauses 10.1.1.1 to 10.1.1.3 of the Agreement; and

3.2.6.2.	full legal right, title and interest in and to the Newshelf 1114 Equity.

3.2.7.	It is hereby recorded and agreed that Gold One International and Newshelf 1114 will enter into a Flow of Funds, Settlement and Release of Security Agreement with, amongst others, Investec Bank Limited (“Investec”) on such terms as may be approved of by Sibanye (the “Flow of Funds Agreement”).

3.2.8.	It is hereby further recorded and agreed that pursuant to the provisions of the Flow of Funds Agreement, Gold One International will:

3.2.8.1.	on the Delivery Date, cede and delegate to Sibanye on an out and out basis all of its rights and obligations under the Cession and Pledge in Security in respect of the Newshelf 1114 Equity, such that ownership of the Newshelf 1114 Equity will pass to Sibanye on the Delivery Date subject to the encumbrance created pursuant to the Cession and Pledge in Security; and

3.2.8.2.	upon receipt by Gold One International of an amount equal to the Rand Uranium Loan, procure the release of the Newshelf 1114 Equity from the Cession and Pledge in Security and the release of all security provided by the Newshelf Group for Gold One International’s debt facility with Investec.

4.	APPLICABILITY OF THE AGREEMENT

Save for the amendments provided for herein, the remaining terms and conditions contained in the Agreement shall remain and continue to be of full force and effect between the Parties, provided that should there be any conflict between the Agreement as amended and this Addendum No. 5, the provisions of this Addendum No. 5 shall prevail.

5.	NO VARIATION

No variation of, or addition to or agreed cancellation of this Addendum No. 5 shall be of any force or effect unless it is reduced to writing and signed by or on behalf of the Parties.

6.	COUNTERPARTS

This Addendum No. 5, may be executed and delivered in counterparts by the Parties, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same Addendum, and may be delivered by facsimile or scanned and emailed.

7.	COSTS

Each Party shall pay its own costs incurred in connection with the negotiation and conclusion of this Addendum No. 5.

For	SIBANYE GOLD LIMITED

Signature:	C Keyter	C Farrel
	director	secretary
	who warrants that he / she is duly authorised thereto	who warrants that he / she is duly authorised thereto

Name:	C Keyter	C Farrel

Date:	6 May 2014	6 May 2014

Place:	Westonaria	Westonaria

Witness:

Witness:

For	GOLD ONE INTERNATIONAL LIMITED

Signature:	/s/ C. Chadwick	P Kruger
	director	secretary
	who warrants that he / she is duly authorised thereto	who warrants that he / she is duly authorised thereto

Name:	C. Chadwick	P Kruger

Date:	6 May 2014	6 May 2014

Place:	Weltevreden Park	Weltevreden Park

Witness:

Witness:

For	NEWSHELF 1114 PROPRIETARY LIMITED

Signature:	/s/ C. Chadwick	/s/ P Kruger
	director	secretary
	who warrants that he / she is duly authorised thereto	who warrants that he / she is duly authorised thereto

Name:	C. Chadwick	P Kruger

Date:	6 May 2014	6 May 2014

Place:	Weltevreden Park	Weltevreden Park

Witness:

Witness: